UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BIOTRICITY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BIOTRICITY INC.

203 Redwood Shores Parkway, Suite 600

Redwood City, California 94065

SUPPLEMMENT TO PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 31, 2023

10:00 A.M. PACIFIC TIME

This proxy statement supplement, dated March 22, 2023 (the “Supplement”) supplements the proxy statement dated March 13, 2023 (the “Proxy Statement”) in connection with the solicitation of proxies by the board of directors (the “Board”) of Biotricity Inc. for use at the Annual Meeting (“Meeting”) to be held at 203 Redwood Shores Parkway, Suite 600, Redwood City, California 94065, on March 31, 2023 at 10:00 a.m., Pacific Time and at any adjournments or postponements thereof.

The purpose of this Supplement is to provide supplemental information regarding the capital shares of the Company that are entitled to vote at the Annual Meeting.

To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current and supersedes the different or updated information contained in the Proxy Statement. THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

QUESTIONS AND ANSWERS

The following are some questions that you, as a stockholder of the Company, may have about the Meeting, the proposals being considered at the Meeting, as applicable, and brief answers to those questions. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement.

Q:	Who is entitled to vote at the Meeting?

A:

Only stockholders who our records show owned shares of our common stock and Special Voting Preferred Stock as of the close of business on February 22, 2023, which is the record date for the Meeting (the “Record Date”), may vote at the Meeting. The holders of our common stock have one (1) vote for each share of the Company’s common stock owned as of the Record Date. On the Record Date, we had 51,047,864 shares of common stock outstanding. Additionally, as of the Record Date there was one share of Special Voting Preferred Stock issued and outstanding, which is held by a trustee.

The Company was incorporated on August 29, 2012 in the State of Nevada. iMedical was incorporated on July 3, 2014 under the Canada Business Corporations Act. On February 2, 2016, we completed the acquisition of iMedical and moved the operations of iMedical into Biotricity Inc. through a reverse take-over (the “Acquisition Transaction”). As a result of the Acquisition Transaction, shareholders of the Company who in general terms, were Canadian residents (for the purposes of the Income Tax Act (Canada)) received ninety-seven (97) Exchangeable Shares in the capital of Exchangeco (as hereinafter defined) in exchange for each common share of the Company held.

In connection with the Acquisition Transaction, on February 2, 2016, the Company entered into a Voting and Exchange Trust Agreement (the “Trust Agreement”) with 1061806 B.C. LTD., a corporation existing under the laws of the Province of British Columbia, 1062024 B.C. LTD., a corporation existing under the laws of the Province of British Columbia (“Exchangeco”) and Computershare Trust Company of Canada, a trust company incorporated under the laws of Canada (the “Trustee”).

Except as otherwise required by law, the holder of the share of Special Voting Preferred Stock and the holders of the shares of the Company’s common stock vote together as one class on all matters submitted to a vote of shareholders of the Company. The holders of the Exchangeable Shares have voting through the trustee’s voting of the Special Voting Preferred Stock.

The Special Voting Preferred Stock entitles the Trustee to exercise the number of votes equal to the number of Exchangeable Shares outstanding on a one-for-one basis during the term of the Trust Agreement, which sets forth the terms and conditions under which holders of the Exchangeable Shares are entitled to instruct the Trustee as to how to vote during any stockholder meetings of our company.

The holder of the share of Special Voting Preferred Stock has identical rights as those of the holders of the common stock with respect to notices, reports and the rights to attend all meetings of the Company.

As of the Record Date 1,466,718 Exchangeable Shares were issued and outstanding.

The Company also has 8,045 shares of Series A Preferred Stock, which do not have voting rights except as required by applicable law.

Q:	How are votes counted?

A:	Each share of our common stock entitles its holder to one vote per share and the share of Special Voting Preferred Stock entitles the holder to a number votes equal to the number of Exchangeable Shares outstanding as of the Record Date.

Q:	What quorum is required for the Meeting?

A:	A quorum will exist at the Meeting if the holders of record of a majority of the issued and outstanding shares of the Company’s common stock and Exchangeable Shares are present in person or by proxy. Shares of the Company’s common stock that are voted to abstain are treated as shares that are represented at the Meeting for purposes of determining whether a quorum exists.

VOTE REQUIRED

Approval of the Equity Plan Proposal, the Nasdaq Proposal, the Reverse Stock Split Proposal, the ratification of our independent registered public accounting firm, the Say-on-Pay Proposal and ESPP Proposal each requires the affirmative vote of a majority of the shares of common stock and Exchangeable Shares (voting through the Trustee) present in person or by proxy, provided a quorum is present. The election of each director requires more “for” votes than “withheld” votes, provided a quorum is present. However, if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares of common stock and Exchangeable Shares represented in person or by proxy. In the Say-on-Frequency Proposal, the option (every one year, two years or three years) receiving the most votes will be viewed as the recommendation of the stockholders.

An abstention is effectively treated as a vote cast against the Equity Plan Proposal, the Reverse Stock Split Proposal, the Nasdaq Proposal, the ratification of our independent registered public accounting firm, the Say-on-Pay Proposal and the Adjournment Proposal. Abstentions will have no impact on the election of directors or the Say-on-Frequency Proposal or ESPP Proposal. Failures of record holders to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the Meeting will have no effect on the outcome of the votes for such items, although such failure may contribute to a quorum not being present at such meeting. Broker non-votes will have no effect on the outcome of the votes for all proposals except for the ratification of the appointment of our independent registered public accounting firm, for which we do not expect any broker non-votes.

VOTING MATTERS

There are no changes to the previous proxy/voting instruction card. If you have already voted by Internet or by mail, you do not need to take any action unless you wish to change your vote. Proxies/voting instructions already returned by shareholders (via Internet or mail) will remain valid and will be voted at the Annual Meeting, or at any adjournment or postponement thereof, in the manner indicated unless you revoke your proxy or change your vote before your shares are voted at the Annual Meeting. Shares represented by proxies returned before the Annual Meeting, but for which no voting instructions have been provided, will be voted in accordance with the Board’s recommendations as set forth in the Proxy Statement. Important information regarding how to vote your shares, revoke your proxy or change voting instructions already given is available in the Proxy Statement under the caption “QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND VOTING.”

If you have any questions or need assistance voting your shares of our common stock, please contact the Company at (650) 832-1626.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Waqaas Al-Siddiq
Waqaas Al-Siddiq
President, Chief Executive Officer and Chairman of the Board of Directors